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                                                   PricewaterhouseCoopers LLP
                                                   601 West Hastings Street
                                                   Suite 1400
                                                   Vancouver British Columbia
                                                   Canada V6B 5A5
                                                   Telephone + 1 (604) 806 7000
                                                   Facsimile + 1 (604) 806 7664





The Board of Directors
Norske Skog Canada Limited
9th Floor, 700 West Georgia Street
Vancouver, British Columbia
Canada V7J 1J7


February 8, 2002


We consent to the inclusion in this registration statement on Form F-4 (the "Registration Statement") of our report dated February 8, 2000 relating to the consolidated balance sheets of Pacifica Papers Inc. (formerly Pacifica Paper Limited Partnership) (the "Company") as at December 31, 1999 and December 31, 1998 and the consolidated statements of earnings, retained earnings and cash flows of the Company for the year ended December 31, 1999 and the eight months ended December 31, 1998.

In addition, we consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ PricewaterhouseCoopers LLP
Chartered Accountants




















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